ASXT/ASAP III

                                                                     Exhibit 23a






INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of American Skandia Life Assurance Corporation on Form S-2 of our report dated March 10, 1997, included and incorporated by reference in the Annual Report on Form 10-K of American Skandia Life Assurance Corporation for the year ended December 31, 1998, and to the use of our report dated March 10, 1997, appearing in the Prospectus, which is part of this Registration Statement.


/s/Deloitte & Touche LLP
New York, New York
April 23, 1999